MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz	Chuck Ives
Corporate Communications Director	Investor Relations Manager
Hutchinson Technology Inc.	Hutchinson Technology Inc.
320-587-1823	320-587-1605
HUTCHINSON TECHNOLOGY THIRD QUARTER EARNINGS PER SHARE TOTAL $0.22
Quarter’s Earnings Include $0.10 Per Share Increase on Resolution of Supplier Dispute
HUTCHINSON, Minn., July 20, 2006 — Hutchinson Technology Incorporated (Nasdaq/NMS: HTCH) today reported net income of $5,838,000, or $0.22 per diluted share, on net sales of $169,599,000 for its fiscal third quarter ended June 25, 2006. The company’s fiscal 2006 third quarter net income includes an increase to operating income of $5,000,000, or $0.10 per diluted share, resulting from the resolution of a dispute with a former supplier. Excluding this increase to operating income, the company’s fiscal third quarter net income would be $3,126,000 or $0.12 per diluted share.
     In the comparable fiscal 2005 period, the company reported net income of $19,642,000, or $0.65 per diluted share, on net sales of $169,676,000. Net income for the fiscal 2005 third quarter was increased by $2,792,000, or $0.09 per diluted share, as a result of a refund, with interest, of certain Minnesota corporate income taxes paid for the years 1995 through 1999 and the reversal of a related tax reserve, offset in part by an adjustment to the carrying value of net operating loss carryforwards. Excluding these items, the company’s fiscal 2005 third quarter net income would have totaled $16,850,000, or $0.56 per diluted share.
     For the 39 weeks ended June 25, 2006, Hutchinson Technology reported net income of $19,756,000, or $0.72 per diluted share, on net sales of $540,152,000. Net income for the 39-week period includes the increase to operating income noted above. Excluding this increase, net income for the 39-week period would be $17,044,000, or $0.63 per diluted share.
     In the comparable fiscal 2005 period, the company reported net income of $48,224,000, or $1.63 per diluted share, on net sales of $473,336,000. Net income for the fiscal 2005 39-week period includes the tax refund and related items noted above. Excluding these items, the company’s net income for the 39 weeks ended June 26, 2005 would have totaled $45,432,000, or $1.54 per diluted share.
     The company shipped approximately 192 million suspension assemblies in the fiscal 2006 third quarter compared with approximately 188 million in the fiscal 2005 third quarter and approximately 205 million in the preceding quarter. Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer, said the company believes the decline in volume compared with the fiscal 2006 second quarter resulted from seasonally lower demand for disk drives used in

2—Hutchinson Technology Reports Third Quarter Results
desktop applications and certain head-gimbal assemblers and disk drive manufacturers managing existing suspension assembly inventories. Overall average suspension assembly selling prices in the fiscal 2006 third quarter decreased to $0.84 compared with $0.86 in both the preceding quarter and the fiscal 2005 third quarter as a result of a higher mix of mature products with lower selling prices.
     Gross margin for the fiscal 2006 third quarter was 19 percent, compared with 22 percent in the preceding quarter and 30 percent in the fiscal 2005 third quarter. The decline in third quarter gross margin was primarily the result of underutilization of manufacturing capacity added in the last year and the associated increases in depreciation and overhead. The negative impact of the underutilization was somewhat mitigated, however, by improvements in yields and labor productivity.
     “During the third quarter, we made substantial gains in yields on advanced TSA products,” said Fortun. “Our overall TSA yields in the fiscal 2006 third quarter were among the highest we have ever achieved. In addition, compared with the preceding quarter, we made improvements in labor productivity in all of our manufacturing processes.”
     Research and development expenses in the fiscal 2006 third quarter totaled $13,906,000 compared with $13,370,000 in the preceding quarter and $9,571,000 in the fiscal 2005 third quarter. “The increase in research and development spending reflects continued commitment to developing our additive processing capabilities, strong demand for new suspension assembly designs and product prototypes and continued investment in the company’s InSpectra™ StO2 Tissue Oxygenation Monitor,” said Fortun. In a separate announcement today, the company said it has received U.S. Food and Drug Administration clearance to begin marketing this product, which is designed for clinical use in trauma and emergency medicine settings.
     The company generated $11,871,000 in cash from operations during the fiscal 2006 third quarter. At quarter end, the company’s cash, cash equivalents and securities held for sale totaled $323,494,000 compared with $370,868,000 at the end of the preceding quarter. The decline is primarily the result of capital expenditures that totaled $59,743,000 in the quarter. Fortun said the company now expects to reduce capital spending for the full year to about $250,000,000 as the company manages its capacity and capital spending to align with near-term demand. He said the majority of planned capital spending for the remainder of fiscal 2006 is focused on development of additive processes required for next-generation suspension assemblies.
     In updated forecasts, industry analysts now expect calendar year 2006 disk drive shipments to grow between 14 to 17 percent compared with calendar year 2005. “We continue to expect worldwide demand for suspension assemblies to track the rate of growth in disk drive shipments over the long term,” said Fortun.

3—Hutchinson Technology Reports Third Quarter Results
     For its fiscal 2006 fourth quarter, the company currently expects suspension assembly shipments to range from 195 to 210 million units. Overall average selling prices are expected to range from $0.83 to $0.84, generating net sales of approximately $170 to $185 million. At the currently expected level of fourth quarter production volume, the company’s manufacturing capacity will be further underutilized, resulting in fiscal 2006 fourth quarter gross margin of 15 to 20 percent. Net earnings per share is expected to range from a loss of $0.15 to a profit of $0.15.
     Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.
     This announcement contains forward-looking statements regarding demand for and shipments of the company’s products, the company’s manufacturing capacity and capital expenditures, research and development spending and worldwide disk drive and suspension assembly demand and shipments, selling prices, results of operations and operating performance. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company’s ability to produce suspension assemblies with features at levels of precision, quality, variety, volume and cost its customers require, changes in its utilization of capacity, changes in product mix, changes in required investment to increase manufacturing capacity and develop process capabilities, changes in expected data density and other factors described from time to time in the company’s reports filed with the Securities and Exchange Commission.
     The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time (CT) on July 20, 2006. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CT on July 20 until midnight CT Saturday, July 22, 2006. To access the replay, dial 800-405-2236 and enter 11064340# at the reservation number prompt.
(Summarized financial data and financial statements follow)

4—Hutchinson Technology Reports Third Quarter Results
Hutchinson Technology Incorporated
(Nasdaq/NMS: HTCH)

	Thirteen Weeks Ended
	June 25, 2006	June 26, 2005
Net sales	$169,599,000	$169,676,000
Gross profit	$32,111,000	$51,434,000
Income from operations	$2,942,000	$20,713,000
Net income	$5,838,000	$19,642,000
Net income per common share:
Basic	$0.23	$0.77
Diluted	$0.22	$0.65
Net income — excluding dispute settlement	$3,126,000
Net income — excluding tax benefit		$16,850,000
Net income per common share — excluding dispute settlement:
Basic	$0.12
Diluted	$0.12
Net income per common share — excluding tax benefit:
Basic		$0.66
Diluted		$0.56
Weighted average common and common equivalent shares outstanding:
Basic	25,648,000	25,378,000
Diluted	30,872,000	31,103,000

	Thirty-Nine Weeks Ended
	June 25, 2006	June 26, 2005
Net sales	$540,152,000	$473,336,000
Gross profit	$113,272,000	$140,072,000
Income from operations	$14,129,000	$53,451,000
Net income	$19,756,000	$48,224,000
Net income per common share:
Basic	$0.77	$1.92
Diluted	$0.72	$1.63
Net income — excluding dispute settlement	$17,044,000
Net income — excluding tax benefit		$45,432,000
Net income per common share — excluding dispute settlement:
Basic	$0.67
Diluted	$0.63
Net income per common share — excluding tax benefit:
Basic		$1.81
Diluted		$1.54
Weighted average common and common equivalent shares outstanding:
Basic	25,598,000	25,107,000
Diluted	30,869,000	30,724,000

	At June 25, 2006	At Sept. 25, 2005
Total assets	$1,058,539,000	$799,538,000
Cash and cash equivalents	$78,436,000	$33,733,000
Securities available for sale	$245,058,000	$172,778,000
Total shareholders’ investment	$579,033,000	$552,539,000
(Full financial statements follow)

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Net sales	$169,599	$169,676	$540,152	$473,336
Cost of sales	137,488	118,242	426,880	333,264

Gross profit	32,111	51,434	113,272	140,072
Research and development expenses	13,906	9,571	40,023	25,488
Selling, general and administrative expenses	20,263	21,150	64,120	61,133

Dispute settlement	(5,000)	—	(5,000)	—

Income from operations	2,942	20,713	14,129	53,451
Interest expense	(2,522)	(395)	(4,995)	(1,636)
Interest Income	3,903	3,020	9,138	5,725
Other income, net	1,352	1,283	3,859	3,585

Income before income taxes	5,675	24,621	22,131	61,125
Provision (benefit) for income taxes	(163)	4,979	2,375	12,901

Net income	$5,838	$19,642	$19,756	$48,224

Basic earnings per share	$0.23	$0.77	$0.77	$1.92

Diluted earnings per share	$0.22	$0.65	$0.72	$1.63

Weighted average common shares outstanding	25,648	25,378	25,598	25,107

Weighted average common and diluted shares outstanding	30,872	31,103	30,869	30,724

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets — Unaudited
(In thousands, except shares data)

	June 25,	September 25,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$78,436	$33,733
Securities available for sale	245,058	172,778
Trade receivables, net	89,412	85,019
Other receivables	13,950	11,181
Inventories	86,791	54,780
Deferred tax assets	8,434	7,206
Prepaid taxes and other	7,449	5,430

Total current assets	529,530	370,127
Property, plant and equipment, net	449,346	350,520
Deferred tax assets	57,544	61,078
Other assets	22,119	17,813

	$1,058,539	$799,538

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Current portion of long-term debt	$1,230	$—
Accounts payable	$53,212	$56,128
Accrued expenses	18,452	13,238
Accrued compensation	23,814	24,873

Total current liabilities	96,708	94,239
Long-term debt, less current maturities	5,613	—
Convertible subordinated notes	375,000	150,000
Other long-term liabilities	2,185	2,760
Shareholders’ investment:
Common stock $.01 par value, 100,000,000 shares authorized, 25,617,000 and 25,450,000 issued and outstanding	256	254
Additional paid-in capital	397,360	390,680
Accumulated other comprehensive income	(655)	(712)
Accumulated earnings	182,072	162,317

Total shareholders’ investment	579,033	552,539

	$1,058,539	$799,538

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows — Unaudited
(Dollars in thousands)

	Thirty-Nine Weeks Ended
	June 25,	June 26,
	2006	2005
Operating activities:
Net income	$19,756	$48,224
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	87,463	49,057
Stock-based compensation	2,688
Deferred income taxes	2,340	14,301
Loss on disposal of assets	231	52
Changes in operating assets and liabilities	(25,765)	10,569

Cash provided by operating activities	86,713	122,203

Investing activities:
Capital expenditures	(191,705)	(137,182)
Purchases of marketable securities	(1,428,247)	(413,983)
Sales of marketable securities	1,355,990	422,370

Cash used for investing activities	(263,962)	(128,795)

Financing activities:
Repayments of long-term debt	(1,012)	—
Repayments of capital lease obligation	—	—
Net proceeds from issuance of convertible subordinated notes	218,971	—
Net proceeds from issuance of common stock	3,992	20,637

Cash provided by (used for) financing activities	221,951	20,637

Net increase in cash and cash equivalents	44,702	14,045

Cash and cash equivalents at beginning of period	33,733	33,704

Cash and cash equivalents at end of period	$78,435	$47,749

Hutchinson Technology Incorporated
Earnings Per Share Calculation — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Net income (A)	$5,838	$19,642	$19,756	$48,224
Plus: interest expense on convertible subordinated notes	1,008	1,008	3,025	3,025
Less: additional profit sharing expense and income tax provision	75	358	687	1,046

Net income available to common shareholders (B)	$6,771	$20,292	$22,094	$50,203

Weighted average common shares outstanding (C)	25,648	25,378	25,598	25,107
Dilutive potential common shares	5,224	5,725	5,271	5,617

Weighted average common and diluted shares outstanding (D)	30,872	31,103	30,869	30,724

Basic earnings per share [(A)/(C)]	$0.23	$0.77	$0.77	$1.92
Diluted earnings per share [(B)/(D)]	$0.22	$0.65	$0.72	$1.63

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Net income — GAAP	$5,838	$19,642	$19,756	$48,224
Less dispute settlement	(5,000)		(5,000)
Increase in incentive compensation expense related to dispute settlement	538		538
Income taxes expense on dispute settlement	1,750		1,750

Net income — excluding dispute settlement	$3,126		$17,044

Less adjustment to provision for income taxes for refund of state income taxes(1)		(1,676)		(1,676)
Increase in incentive compensation expense related to refund of state income taxes		133		133
Less interest income related to refund of state income taxes
Net income — excluding tax benefit		(1,249)		(1,249)

Net income per common share — excluding dispute settlement(2):		16,850		45,432

Basic earnings per share	$0.12		$0.67
Diluted earnings per share	$0.12		$0.63

Net income per common share — excluding tax benefit(3):
Basic earnings per share		$0.66		$1.81
Diluted earnings per share		$0.56		$1.54
Weighted average common and common equivelent shares outstanding:

Basic	25,648	25,378	25,598	25,107
Diluted	25,845	31,103	30,869	30,724

(1)	Amounts reflect the refund of certain Minnesota corporate income taxes paid for the year 1995 through 1999 and the reversal of a related tax reserve offset in part by an adjustment to the carrying value of net operating loss carryforwards.

(2)	Net income per common share — excluding dispute settlement, basis and diluted, is calculated by dividing net income — excluding dispute settlement by weighted average common and common equivalent shares outstanding basic and diluted, respectively.

(3)	Net income per common share — excluding tax benefit, basis and diluted, is calculated by dividing net income — excluding tax benefit by weighted average common and common equivalent shares outstanding basic and diluted, respectively.